EXHIBIT 99.1

Press Release

Las Vegas Sands ends pursuit of potential Japanese development; Chairman and CEO Sheldon G. Adelson remains bullish on company’s growth prospects

LAS VEGAS, May 12, 2020 – Las Vegas Sands (NYSE: LVS) today announced the company will discontinue its pursuit of Integrated Resort (IR) development in Japan.

“My fondness for the Japanese culture and admiration for the country’s strength as a tourism destination goes back more than 30 years to the days when I was operating COMDEX shows in Japan and I’ve always wanted our company to have a development opportunity there. And while my positive feelings for Japan are undiminished, and I believe the country would benefit from the business and leisure tourism generated by an Integrated Resort, the framework around the development of an IR has made our goals there unreachable. We are grateful for all of the friendships we have formed and the strong relationships we have in Japan, but it is time for our company to focus our energy on other opportunities,” said Sands Chairman and Chief Executive Officer Sheldon G. Adelson.

"I remain extremely bullish about the future of our company and its growth prospects. We operate best-in-class properties in the leading markets in our industry and we are currently executing significant investment programs in both Macao and Singapore to create meaningful new growth from our existing portfolio. We also believe the success of the MICE-based Integrated Resort model we pioneered in Las Vegas, Macao and Singapore will ultimately be considered by other Asian countries, particularly as governments look to increase leisure and business tourism as a driver of economic growth,” said Mr. Adelson.

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About Las Vegas Sands Corp. (NYSE: LVS)

Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

LVS created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for our team members worldwide and drive social impact through the Sands Cares charitable giving and community engagement program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:
Daniel Briggs
(702) 414-1221

Media:
Ron Reese
(702) 414-3607

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments, including government-mandated property closures or travel restrictions, and other third parties on our business, results of operations, cash flows, liquidity and development prospects, general economic conditions, disruptions or reductions in travel, as well as in our operations, due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases, our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns, new development, construction and ventures, government regulation, risks relating to our gaming licenses and subconcession, fluctuations in currency exchange rates and interest rates, substantial leverage and debt service, gaming promoters, competition, tax law changes, transportation infrastructure in Macao, political instability, civil unrest, terrorist acts or war, legalization of gaming, insurance, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.